Exhibit 99.1


                                    AGREEMENT


      Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Dixon Ticonderoga Company or any subsequent acquisitions or disposition of equity securities of Dixon Ticonderoga Company by any of the undersigned.


Date:  June 23, 1999

                                    HOLLYBANK INVESTMENTS, LP


                                    By: /s/ Timothy G. Caffrey
                                        ----------------------
                                            Timothy G. Caffrey
                                            General Partner



                                    THISTLE INVESTMENTS LLC


                                    By: /s/ Timothy G. Caffrey
                                        ----------------------
                                            Timothy G. Caffrey
                                            Managing Member



                                    /s/ Timothy G. Caffrey
                                    ----------------------
                                    Dorsey R. Gardner
                                    By:  Timothy G. Caffrey, Attorney-in-Fact